As filed with the Securities and Exchange Commission on June 17, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AGILITI, INC.
(Exact name of registrant as specified in its charter)
Delaware	83-1608463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11095 Viking Drive, Suite 300
Eden Prairie, MN 55344
Telephone: (952) 893-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas J. Leonard
Chief Executive Officer
11095 Viking Drive, Suite 300
Eden Prairie, MN 55344
Telephone: (952) 893-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Robert M. Hayward, P.C. Alexander M. Schwartz Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Alexander D. Lynch Barbra J. Broudy Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Agiliti, Inc.
Common Stock

This prospectus covers the resale by selling shareholders of shares of common stock, par value $0.0001 per share (“common stock”), of Agiliti, Inc. (“Agiliti,” the “Company,” “we” or “us”).
The selling shareholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling shareholders. This prospectus describes some of the general terms that may apply to our common stock.
Each time any of the selling shareholders offer and sell shares of our common stock, such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and the selling shareholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The selling shareholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “AGTI.” The last reported closing sale price of our common stock on the NYSE was $19.19 per share on June 15, 2022.
INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 17, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, the selling shareholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that the selling shareholders may offer. Each time the selling shareholders offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling shareholders in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates.
You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.
You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor the selling shareholders, or any of our or their respective affiliates have authorized anyone to provide you with different information and neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” in this prospectus, the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Some of the statements in this prospectus are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Unless the context otherwise requires, the terms “Agiliti,” the “Company,” “our company,” “we,” “us,” and “our” in this prospectus refer to Agiliti, Inc. and, where appropriate, its consolidated subsidiaries.
Our Mission
Agiliti, Inc. is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. We ensure healthcare providers have the critical medical equipment they need to care for patients — wherever and whenever it’s needed — with a service model that helps lower costs, reduce waste and maintain the highest quality standard of medical device management in the industry. We are motivated by a belief that every interaction has the power to change a life, which forms the cornerstone of how we approach our work and frames the lens through which we view our responsibility to make a difference for the customers, patients and communities we serve.
Overview
We believe we are one of the leading experts in the manufacturing, management, maintenance and mobilization of mission-critical, regulated, reusable medical devices. We offer healthcare providers a comprehensive suite of medical equipment management and service solutions that help reduce capital and operating expenses, optimize medical equipment utilization, reduce waste, enhance staff productivity and bolster patient safety.
In our more than 80 years of experience ensuring healthcare providers have high-quality, expertly maintained equipment to serve their patients, we’ve established a nationwide operating footprint that supports our offering. This at-scale, local market service and logistics infrastructure positions us to reach customers across the entire healthcare continuum — from individual facilities to the largest and most complex healthcare systems. Our ability to rapidly mobilize, track, repair and redeploy equipment during times of peak need or emergent events has made us a service provider of choice for city, state and the federal government in the management of emergency equipment stockpiles.
Our diverse customer base includes more than 9,000 national, regional and local acute care hospitals, health systems and integrated delivery networks and alternate site providers (such as surgery centers, specialty hospitals, home care providers, long-term acute care hospitals and skilled nursing facilities). We serve the federal government as well as a number of city and state governments providing management and maintenance of emergency equipment stockpiles, and we are an outsourced service provider to medical device manufacturers supporting critical device remediation and repair services. We deliver our solutions through our nationwide network of more than 150 service centers and seven ISO 13485 Certified Centers of Excellence, among which we employ a team of more than 700 specialized biomed repair technicians, more than 4,000 field-based service operators who work onsite within customer facilities or in our local service centers, and over 200 field sales and account managers. Our fees are primarily paid directly by our customers rather than by direct reimbursement from third-party payors, such as private insurers, Medicare or Medicaid.
Our Principal Shareholder
THL Agiliti LLC (“THL Shareholder”), our principal shareholder, is an affiliate of Thomas H. Lee Partners, L.P. (“THL”). THL is a premier private equity firm that invests in middle market growth companies, headquartered primarily in North America, exclusively in three sectors: Financial Services, Healthcare and Technology & Business Solutions. The firm couples its deep sector expertise with dedicated internal operating resources to transform and build great companies of lasting value in partnership with company management. Since 1974, THL has raised more than $25 billion of equity capital, invested in over 150 companies and completed more than 400 add-on acquisitions representing an aggregate enterprise value at acquisition of over $200 billion.
General Corporate Information
We commenced operations in 1939, originally incorporated in Minnesota in 1954 and reincorporated in Delaware in 2001. Since the Business Combination (as defined below), we have been controlled by THL Shareholder, an affiliate of THL. We completed our initial public offering (“IPO”) in April 2021.
Agiliti, Inc. was formed on August 1, 2018 in order to consummate a merger with Federal Street Acquisition Corp., a special purpose acquisition company affiliated with THL (“FSAC”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2018 (the “A&R Merger Agreement”), by and among Agiliti, FSAC, Umpire SPAC Merger Sub, Inc., Umpire Cash Merger Sub, Inc., Agiliti Holdco, Inc. (“Agiliti Holdco”), solely in their capacities as Majority Shareholders, IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P., solely in its capacity as the Shareholders’ Representative (as defined in the A&R Merger Agreement), IPC/UHS and, solely for the purposes stated therein, Umpire Equity Merger Sub, Inc. Pursuant to the A&R Merger Agreement, (i) FSAC became a wholly owned subsidiary of Agiliti and the holders of Class A common stock, par value $0.0001 per share, of FSAC (the “FSAC Class A Common Stock”) received shares of common stock, par value $0.0001 per share, of Agiliti (our “common stock”); and (ii) Agiliti Holdco became a wholly owned subsidiary of FSAC and the equityholders of Agiliti Holdco received cash and/or shares of our common stock and/or fully-vested options to purchase shares of our common stock as merger consideration (the transactions contemplated by the A&R Merger Agreement are referred to herein as the “Business Combination”).
Our principal executive offices are located at 11095 Viking Drive, Suite 300, Eden Prairie, Minnesota 55344. Our telephone number is (952) 893-3200. Our website address is www.agilitihealth.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock. We are a holding company and all of our business operations are conducted through our subsidiaries.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.
Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021 and in our quarterly report on Form 10-Q for the three months ended March 31, 2022, which are incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common stock by the selling shareholders.

SELLING SHAREHOLDERS
Information regarding the beneficial ownership of our common stock by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference.
Director Nomination Agreement
In connection with our initial public offering, we entered into an amended and restated director nomination agreement (the “Director Nomination Agreement”) with THL Shareholder whereby THL Shareholder has the right to designate: (i) all of the nominees for election to our Board for so long as THL Shareholder beneficially owns 40% or more of the total number of shares of our common stock outstanding following the IPO (the “Original Amount”); (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as THL Shareholder beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as THL Shareholder beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as THL Shareholder beneficially owns at least 5% and less than 10% of the Original Amount; and (v) one director for so long as THL Shareholder beneficially owns at least 5% and less than 10% of the Original Amount. In each case, THL Shareholder’s nominees must comply with applicable law and stock exchange rules. In addition, THL Shareholder is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of THL Shareholder’s beneficial ownership at such time. THL Shareholder also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of THL Shareholder. The Director Nomination Agreement will terminate at such time as THL Shareholder owns less than 5% of the Original Amount.
Registration Rights Agreement
Agiliti is party to a registration rights agreement with THL Shareholder, Mr. Leonard and certain other holders, under which the parties thereto have been granted certain customary demand registration rights on short form and long form registration statements as well as “piggyback” registration rights, with respect to the shares of common stock of Agiliti, in each case subject to cutback provisions. The registration rights agreement does not contemplate the payment of penalties or liquidated damages to the shareholders party thereto as a result of a failure to register, or delays with respect to the registration of, Agiliti’s common stock.
Tax Receivable Agreement
On January 4, 2019, Agiliti Holdco entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”). The Tax Receivable Agreement provides for the payment by Agiliti Holdco to the sellers of 85% of certain U.S. federal, state, and local tax benefits realized or deemed realized by Agiliti Holdco and its subsidiaries from the following tax attributes: (i) U.S. federal, state and local net operating losses (including carryforwards) of Agiliti Holdco and its subsidiaries in existence as of the closing of the Business Combination, (ii) without duplication of amounts included under clause (i), certain deductions generated by the consummation of the Business Combination, (iii) certain deductions arising from rollover options cancelled or exercised post-closing of the Business Combination as such deductions are generated post-closing and (iv) certain deductions arising from payments made under the Tax Receivable Agreement. Agiliti Holdco and its subsidiaries will retain the tax benefit, if any, of the remaining 15% of such tax attributes. The amount and timing of any such payments may vary depending upon a number of factors. The term of the Tax Receivable Agreement will continue until all tax benefits subject to the Tax Receivable Agreement have been utilized or deemed utilized, unless Agiliti Holdco exercises its right to terminate the Tax Receivable Agreement early or there is otherwise a deemed early termination (e.g., upon the occurrence of a change of control of us, FSAC or Agiliti Holdco or certain divestitures of Agiliti Holdco’s subsidiaries) pursuant to the terms of Tax Receivable Agreement. If Agiliti Holdco elects to terminate the Tax Receivable Agreement early or there is a deemed early termination, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the deemed anticipated future payments to be made by it under the Tax Receivable Agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.
Notwithstanding the foregoing, after the fifth anniversary of the date of the closing of the Business Combination, a tax benefit payment due to a holder of any options or restricted stock units in Agiliti Holdco shall be paid only if either (i) such holder is employed by on the first day of the calendar year following the taxable year for which such tax benefit payment was calculated or (ii) Agiliti Holdco has aggregate revenue of at least $225,000,000 (which may be adjusted downward due to certain transactions) for the first two quarters of the taxable year following the taxable year for which such tax benefit payment was calculated.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Delaware law.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

The securities covered by this prospectus may be sold:
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on a national securities exchange;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).
We or the selling shareholders will identify the specific plan of distribution in connection with any offering of our common stock, including the use of any underwriters, dealers, agents or direct purchasers and their compensation in the applicable accompanying prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws to be in effect at the closing of this offering, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.
Common Stock
Dividend Rights
Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of common stock at the time outstanding are treated equally and identically.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Our shareholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.
Preemptive or Other Rights
Our shareholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of us, our holders of the common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to shareholders, after the rights of the holders of the preferred stock have been satisfied.
Preferred Stock
Our Board has the authority, without further action by our shareholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of preferred stock are outstanding and we have no present plan to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws
Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

These provisions include:
Classified Board
Our certificate of incorporation provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board. Our Board has ten members.
Shareholder Action by Written Consent
Our certificate of incorporation precludes shareholder action by written consent at any time when THL beneficially owns, in the aggregate, less than 35% in voting power of our stock entitled to vote generally in the election of directors.
Special Meetings of Shareholders
Our certificate of incorporation and bylaws provide that, except as required by law, special meetings of our shareholders may be called at any time only by or at the direction of our Board, Chief Executive Officer or the chairman of our Board; provided, however, at any time when THL beneficially owns, in the aggregate, at least 35% in voting power of our stock entitled to vote generally in the election of directors, special meetings of our shareholders shall also be called by our Board or the chairman of our Board at the request of THL. Our bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or management.
Advance Notice Procedures
Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our Board; provided, however, at any time when THL beneficially owns, in the aggregate, at least 10% in voting power of our stock entitled to vote generally in the election of directors, such advance notice procedure will not apply to THL. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the bylaws do not give our Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us. These provisions do not apply to nominations by THL pursuant to the director nomination agreement.
Removal of Directors; Vacancies
Our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when THL beneficially owns, in the aggregate, less than 40% in voting power of our stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.
Supermajority Approval Requirements
At any time when THL beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, our certificate of incorporation and bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. For as long as THL beneficially owns, in the aggregate, at least 50% in voting power of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when THL beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our shareholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our certificate of incorporation provides that at any time when THL beneficially owns, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% (as opposed to a majority threshold that would apply if THL beneficially owns, in the aggregate, 50% or more) in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class:
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the provision requiring a 66 2∕3% supermajority vote for shareholders to amend our bylaws;

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the provisions providing for a classified board of directors (the election and term of our directors);

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the provisions regarding resignation and removal of directors;

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the provisions regarding entering into business combinations with interested shareholders;

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the provisions regarding shareholder action by written consent;

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the provisions regarding calling special meetings of shareholders;

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the provisions regarding filling vacancies on our Board and newly created directorships;

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the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

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the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that the person becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions: (1) before the shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the shareholder became an interested shareholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares.
We have opted out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:
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prior to such time, our Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2∕3% of our outstanding voting stock that is not owned by the interested shareholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the shareholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.
Our certificate of incorporation provides that THL, and any of its direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested shareholders” for purposes of this provision.

Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our shareholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Shareholders’ Derivative Actions
Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) is the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any of our directors, officers or other employees or agents to us or our shareholders, or a claim of aiding and abetting any such breach of fiduciary duty, (3) any action asserting a claim against us or any of our directors or officers or agents arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, (5) any action asserting a claim against us or any director, officer, employee or agent governed by the internal affairs doctrine or (6) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our certificate of incorporation will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are our or our subsidiaries’ employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of THL or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates has any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that THL or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as our director or officer. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions that are included in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street Plaza, 30th Floor, New York, NY 10004-1561.
Listing
Our common stock is listed on the NYSE under the symbol “AGTI.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax considerations relating thereto. The effects of other U.S. federal tax laws, such as estate tax laws, gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the U.S.;

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persons subject to the alternative minimum tax;

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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

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“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) and entities, all of the interests of which are held by qualified foreign pension funds; and

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tax-qualified retirement plans.

If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock.
INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS THE TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSIDERATIONS RELATED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE APPLICABLE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING AUTHORITY OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the U.S.;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof, or the District of Columbia;

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an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of all substantial decisions of the trust is by one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital up to (and will reduce, but not below zero) a Non-U.S. Holder’s adjusted tax basis in its common stock. Any excess amounts generally will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that such Non-U.S. Holder is not a “United States person” as defined in the Code and qualifies for a reduced treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.
Any such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the sale or other taxable disposition and certain other requirements are met; or

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our common stock constitutes a U.S. real property interest (a “USRPI”), by reason of our status as a U.S. real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder for that taxable year (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the sale or other taxable disposition occurs, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition or (2) the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or a successor form), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or other taxable disposition. Proceeds of a sale or other disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides, is established or is organized.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the Non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS.
Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.
Foreign Account Tax Compliance Act
Subject to the discussion below regarding recently issued Proposed Regulations (as defined below), withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions or branches thereof located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Although FATCA withholding could apply to gross proceeds on the disposition of our common stock, on December 13, 2018, the U.S. Department of the Treasury released proposed regulations (the “Proposed Regulations”) the preamble to which specifies that taxpayers may rely on them pending finalization. The Proposed Regulations eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock. There can be no assurance that the Proposed Regulations will be finalized in their present form.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40361). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Our website address is https://investors.agilitihealth.com/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 8, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2022);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on May 10, 2022;

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our Current Reports on Form 8-K, filed on April 8, 2022, May 9, 2022 and May 20, 2022; and

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the description of our common stock set forth in our Registration Statement on Form 8-A, including any amendment or report filed for purposes of updating such description, filed on April 23, 2021.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to:
Agiliti, Inc.
11095 Viking Drive, Suite 300
Eden Prairie, Minnesota 55433
LEGAL MATTERS
The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The consolidated financial statements of Agiliti, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years ended December 31, 2021 and 2020 and for the period January 4, 2019 through December 31, 2019, as well as the consolidated financial statements of Agiliti Health, Inc. and subsidiaries for the period January 1, 2019 through January 3, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Our Independent Registered Public Accounting Firm, KPMG, informed our Audit Committee that KPMG Legal Limited (“KPMG Vietnam”), a member firm of KPMG International Limited, provided a legal service to an entity affiliated with the Company (“Sister Affiliate”) through common control by THL during a portion of fiscal year 2019, which is not permissible under the independence rules of the SEC. THL acquired Sister Affiliate in April 2019, at which time Sister Affiliate became an affiliate of the Company. Therefore, the service provided was considered impermissible for the period from April 2019 through August 2019, when the service was terminated. The fees paid to KPMG Vietnam were immaterial to KPMG, THL and the Company. While SEC independence rules prohibit the auditor from providing legal services to the audit client or its affiliates, the legal service provided to an entity that was under common control had no impact on the Company. KPMG and our Audit Committee, in consultation with legal counsel, concluded that the service does not, did not and will not impact KPMG’s ability to exercise objective and impartial judgment on all issues encompassed within the audits of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets for the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by selling shareholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.
SEC registration fee	$	*
FINRA filing fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting and engineers’ fees and expenses		**
Transfer agent fees and registrar fees		**
Miscellaneous expenses		**
Total expenses	$

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and that we must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
We will maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the underwriters party thereto against certain liabilities arising under the Securities Act of 1933 or otherwise.
Item 16.   Exhibits.
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Second Amended and Restated Certificate of Incorporation of Agiliti, Inc. (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 12, 2021).
3.2	Third Amended and Restated Bylaws of Agiliti, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 12, 2021).
4.1	Specimen Common Stock Certificate of Agiliti, Inc. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-4/A filed on October 9, 2018).
4.2	Amended and Restated Registration Rights Agreement, dated as of April 27, 2021, by and among the Agiliti, Inc., THL Agiliti LLC, Thomas J. Leonard and the individuals listed therein (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed on August 12, 2021).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
107	Filing Fee Table

*
To be filed, if necessary, by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on June 17, 2022.
AGILITI, INC.
By:
/s/ Thomas J. Leonard

Name:  Thomas J. Leonard
Title:   Chief Executive Officer
The undersigned directors and officers of Agiliti, Inc. hereby appoint each of Scott A. Christensen, Matthew E. McCabe and Lee M. Neumann, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post effective amendments) and exhibits to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Thomas J. Leonard Thomas J. Leonard	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2022
/s/ James B. Pekarek James B. Pekarek	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 17, 2022
/s/ Scott A. Christensen Scott A. Christensen	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 17, 2022
/s/ Michael A. Bell Michael A. Bell	Director	June 17, 2022
/s/ Darren M. Friedman Darren M. Friedman	Director	June 17, 2022
/s/ C. Martin Harris C. Martin Harris	Director	June 17, 2022
/s/ Gary L. Gottlieb Dr. Gary L. Gottlieb	Director	June 17, 2022
/s/ Joshua M. Nelson Joshua M. Nelson	Director	June 17, 2022
/s/ Diane B. Patrick Diane B. Patrick	Director	June 17, 2022

Signature	Title	Date
/s/ Megan M. Preiner Megan M. Preiner	Director	June 17, 2022
/s/ Scott M. Sperling Scott M. Sperling	Director	June 17, 2022
/s/ John L. Workman John L. Workman	Director	June 17, 2022